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                                                                   EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT


The Board of Directors
First American Corporation:


We consent to the use of our audit report dated July 10, 1998, on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Proxy Statement - Prospectus.







/s/ KPMG Peat Marwick LLP



Nashville, Tennessee
October 26, 1998